Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-119238 and 333-61927) of MagStar Technologies, Inc. of our report dated February 24, 2005, which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s ability to continue as a going concern, appearing in this Annual Report on Form 10-KSB for the year ended December 31, 2005.

/s/ VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis, Minnesota
April 7, 2006